SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event report) September 15, 2004

Wachovia National Bank (as Representative under a Sale and
Servicing Agreement dated as of February 28, 1998 providing for the issuance of The Money Store Investment Corporation Trust, Series 1998-1) and each of the
Originators listed on Schedule A attached hereto.

(Exact name of registrant as specified in its charter)

*	333-32775	*

State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

c/o Wachovia National Bank, 401 South Tryon Street – NC1179 Charlotte, NC 28288

(Address of principal executive officer)

Registrant’s Telephone Number, including area code: (916) 617-2628

(Former name or former address, if changed since last report)

*	See Schedule A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events Attached herein as Exhibit 20.1 hereto is a copy of the Monthly Statements sent to the Class A and Class B Certificate holders with respect to the September 15, 2004 Remittance Date.

Item 9.01	Financial Statements and Exhibits

Item 601 (a) of Regulation
S-K Exhibit Number

20.1	Monthly Statements to the Class A and Class B Certificate holders with respect to the September 15, 2004 Remittance Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WACHOVIA NATIONAL BANK

By: /s/ Stephanie Hartson Name: Stephanie Hartson Title: Assistant Vice President	Dated: September 15, 2004

Exhibit Index

20.1 Monthly Statements sent to the Class A and Class B Certificate holders with respect to the September 15, 2004 Remittance Date.

Schedule A

	State of	IRS Employer
Registrant	Incorporation	ID Number
TMS Mortgage Inc.	New Jersey	22-3217781
The Money Store/D.C. Inc.	D.C.	22-2133027
The Money Store/Kentucky Inc.	Kentucky	22-2459832
The Money Store Home Equity Corp.	Kentucky	22-2522232
The Money Store/Minnesota Inc.	Minnesota	22-3003495